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                                                                      EXHIBIT 11


             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)
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


                                                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                    JUNE 30,                       JUNE 30,
                                                                           -------------------------       -------------------------
                                                                              1999           1998             1999           1998
                                                                           ----------     ----------       ----------     ----------
     The weighted average number of shares of                              ----------     ----------       ----------     ----------
      Common Stock were as follows....................................        90,000         90,000           90,000         90,000
                                                                           ==========     ==========       ==========     ==========

Income used in the computation of earnings per share were as follows:

                                                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                    JUNE 30,                       JUNE 30,
                                                                           -------------------------       -------------------------
     CONTINUED OPERATIONS                                                     1999           1998             1999           1998
                                                                           ----------     ----------       ----------     ----------
                                                                           ----------     ----------       ----------     ----------
     Net Earnings.....................................................     $  21,404      $  12,770           39,031      $  22,616

     Dividends paid on preferred stocks...............................          (130)          (130)            (260)          (260)
                                                                           ----------     ----------       ----------     ----------
                                                                           ----------     ----------       ----------     ----------
     Income used in per share computation of earnings.................     $  21,274      $  12,640           38,771      $  22,356
                                                                           ==========     ==========       ==========     ==========
     Basic and fully dilutive earnings per share......................     $    0.24      $    0.14             0.43      $    0.25
                                                                           ==========     ==========       ==========     ==========


                                                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                    JUNE 30,                       JUNE 30,
                                                                           -------------------------       -------------------------
     DISCONTINUED OPERATIONS                                                  1999           1998             1999           1998
                                                                           ----------     ----------       ----------     ----------
                                                                           ----------     ----------       ----------     ----------
     Net Earnings.....................................................     $     --       $(101,468)             --       $(105,897)

     Dividends paid on preferred stocks...............................           --             --               --             --
                                                                           ----------     ----------       ----------     ----------
                                                                           ----------     ----------       ----------     ----------
     Income used in per share computation of earnings.................     $     --       $(101,468)             --       $(105,897)
                                                                           ==========     ==========       ==========     ==========
     Basic and fully dilutive earnings per share......................     $     --       $   (1.13)             -- -     $   (1.18)
                                                                           ==========     ==========       ==========     ==========


                                                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                    JUNE 30,                       JUNE 30,
                                                                           -------------------------     ---------------------------
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                   1999           1998             1999           1998
                                                                           ----------     ----------       ----------     ----------
                                                                           ----------     ----------       ----------     ----------
     Cumulative effect of accounting change...........................     $     --       $     --               --       $  (4,890)

     Dividends paid on preferred stocks...............................           --             --               --             --
                                                                           ----------     ----------       ----------     ----------
                                                                           ----------     ----------       ----------     ----------
     Income used in per share computation of earnings.................     $     --       $     --               --       $  (4,890)
                                                                           ==========     ==========       ==========     ==========
     Basic and fully dilutive earnings per share......................     $     --       $     --               --       $   (0.05)
                                                                           ==========     ==========       ==========     ==========


                                                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                    JUNE 30,                       JUNE 30,
                                                                           -------------------------       -------------------------
     CONSOLIDATED                                                             1999           1998             1999           1998
                                                                           ----------     ----------       ----------     ----------
                                                                           ----------     ----------       ----------     ----------
     Net Earnings.....................................................     $  21,404      $ (88,698)          39,031      $ (88,171)

     Dividends paid on preferred stocks...............................          (130)          (130)            (260)          (260)
                                                                           ----------     ----------       ----------     ----------
     Income used in per share computation of earnings.................     $  21,274      $ (88,828)          38,771      $ (88,431)
                                                                           ==========     ==========       ==========     ==========
     Basic and fully dilutive earnings per share......................     $    0.24      $   (0.99)            0.43      $   (0.98)
                                                                           ==========     ==========       ==========     ==========
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